Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 6, 2017, Cardtronics plc (the “Company”) and DirectCash Payments Inc. (“DCP”) completed the acquisition pursuant to the terms and conditions of the previously announced Arrangement Agreement, (“Arrangement”) dated October 3, 2016, (the “Acquisition”). The significant terms of the Arrangement were previously reported by the Company in the Current Report on Form 8-K filed on October 7, 2016.

Pursuant to the Arrangement, the Company acquired all of the issued and outstanding common shares of DCP and DCP became a wholly-owned indirect subsidiary of the Company. In connection with the closing of the Acquisition, each holder of DCP common shares received purchase consideration equal to Canadian Dollars (“CAD”) $19.00 in cash per common share and the Company repaid third party indebtedness of DCP, the combined aggregate of which represented a total transaction value of approximately $464 million U.S. Dollars (“USD”), net of estimated cash acquired and excluding transaction-related costs. The total amount paid for the Acquisition at closing was financed with cash on hand and borrowings under the Company’s amended revolving credit facility, and has been preliminarily allocated as disclosed below in Note 2. Preliminary Acquisition Accounting.

The unaudited pro forma condensed combined financial statements presented herein give effect to the Acquisition as if it had occurred on September 30, 2016 for the presentation of the unaudited pro forma condensed combined balance sheets, and as if it had occurred on January 1, 2015 for the presentation of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and for the nine months ended September 30, 2016. The unaudited pro forma condensed combined financial statements do not reflect the results of the Australian retail ATM and managed services ATM portfolio that DCPayments acquired from First Data Corporation on September 30, 2016. The acquisition of this portfolio of ATMs and associated service contracts is not material to the Company. The unaudited pro forma condensed combined balance sheets as of September 30, 2016 are based on the historical unaudited consolidated balance sheets of the Company and DCP as of September 30, 2016. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 are based on the historical unaudited consolidated statements of operations of the Company and DCP for the nine months ended September 30, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 are based on the historical audited statements of operations of the Company and DCP for the year ended December 31, 2015. Certain material amounts presented in DCP’s historical consolidated financial statements have been reclassified and adjusted to conform to the Company’s presentation under its accounting policies and accounting principles generally accepted in the United States (“U.S. GAAP”). The historical financial statements of DCP were prepared under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and are presented in CAD and a foreign currency exchange rate translation has been prepared to present the unaudited pro forma condensed combined financial statements on a USD basis consistent with that of the Company.

The unaudited pro forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined financial statements should be read along with the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which include a summary of the Company’s significant accounting policies and other disclosures.

The Acquisition will be accounted for as a business combination using the purchase method of accounting under the provisions of Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with the Company as the acquirer of DCP. Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their fair value as of the acquisition date. For purposes of the pro forma financial statements, the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of DCP are based on preliminary estimates of fair value as of January 6, 2017, the closing date of the Acquisition. Any excess of the purchase consideration over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill. Management believes the fair values recognized in the unaudited pro forma condensed combined financial statements for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions, including, where applicable, current market-based assumptions. Preliminary fair value estimates may change as additional information becomes available.

The pro forma adjustments presented herein are based on certain preliminary estimates and assumptions in accordance with the Company’s accounting policies. The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to these assumptions and are properly applied in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operating efficiencies, savings from expected synergies, or costs to integrate the operations. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or the results of operations of the combined company had the Acquisition been completed as of the indicated dates or of the results that may be achieved in the future.

CARDTRONICS PLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of September 30, 2016

(In thousands)

	Historical
	Cardtronics plc	DirectCash Payments Inc. - USD (5)	Pro Forma Adjustments (3)	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$59,521	$19,792	$(15,339)	(a)	$63,974
Accounts and notes receivable, net	73,140	10,877	—		84,017
Inventory, net	11,151	782	185	(c)	12,118
Restricted cash	35,802	9,128	—		44,930
Prepaid expenses, deferred costs, and other current assets	64,039	3,135	675	(b)	67,849
Total current assets	243,653	43,714	(14,479)		272,888
Property and equipment, net	374,820	63,512	878	(d)	439,210
Intangible assets, net	128,743	62,578	104,758	(e)	296,079
Goodwill	537,334	132,154	178,156	(e)	847,644
Deferred tax asset, net	8,612	6,752	—		15,364
Prepaid expenses, deferred costs, and other noncurrent assets	19,964	2,057	—		22,021
Total assets	$1,313,126	$310,767	$269,313		$1,893,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$32,970	$3,463	$—		$36,433
Accounts payable and other accrued and current liabilities	279,889	35,388	7,243	(i)	322,520
Total current liabilities	312,859	38,851	7,243		358,953
Long-term liabilities:
Long-term debt	485,647	222,903	261,197	(a)	969,747
Asset retirement obligations	47,196	—	5,721	(f)	52,917
Deferred tax liability, net	13,088	10,161	28,972	(i)	52,221
Other long-term liabilities	47,708	3,703	—		51,411
Total liabilities	906,498	275,618	303,133		1,485,249
Total stockholders’ equity	406,628	35,149	(33,820)	(h)	407,957
Total liabilities and stockholders’ equity	$1,313,126	$310,767	$269,313		$1,893,206

See accompanying notes to unaudited pro forma condensed combined financial statements.

CARDTRONICS PLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2016

(In thousands, excluding share and per share amounts)

	Historical
	Cardtronics plc	DirectCash Payments Inc. - USD (5)	Pro Forma Adjustments (3)	Notes	Pro Forma Combined
Revenues:
ATM operating revenues	$918,207	$165,240	$—		$1,083,447
ATM product sales and other revenues	37,335	23,886	—		61,221
Total revenues	955,542	189,126	—		1,144,668
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below)	580,520	117,248	—		697,768
Cost of ATM product sales and other revenues	33,873	9,255	—		43,128
Total cost of revenues	614,393	126,503	—		740,896
Gross profit	341,149	62,623	—		403,772
Operating expenses:
Selling, general, and administrative expenses	115,505	23,716	—		139,221
Redomicile-related expenses	12,201	—	—		12,201
Acquisition and divestiture-related expenses	4,938	1,369	(1,329)	(g)	4,978
Depreciation and accretion expense	69,085	10,743	389	(d)	80,217
Amortization of intangible assets	28,129	21,737	(6,534)	(e)	43,332
Gain on disposal of assets	(475)	—	—		(475)
Total operating expenses	229,383	57,565	(7,474)		279,474
Income from operations	111,766	5,058	7,474		124,298
Other expense:
Interest expense, net	13,227	11,177	(3,082)	(a)	21,322
Amortization of deferred financing costs and note discount	8,636	166	(55)	(b)	8,747
Other expense (income)	748	(111)	—		637
Total other expense	22,611	11,232	(3,137)		30,706
Income (loss) before income taxes	89,155	(6,174)	10,611		93,592
Income tax expense (benefit)	26,204	(2,967)	2,954	(i)	26,191
Net income (loss)	62,951	(3,207)	7,657		67,401
Net loss attributable to noncontrolling interests	(71)	—	—		(71)
Net income (loss) attributable to controlling interests and available to common stockholders	$63,022	$(3,207)	$7,657		$67,472

Net income per common share – basic	$1.39				$1.49
Net income per common share – diluted	$1.38				$1.47

Weighted average shares outstanding – basic	45,175,604				45,175,604
Weighted average shares outstanding – diluted	45,765,235				45,765,235

See accompanying notes to unaudited pro forma condensed combined financial statements.

CARDTRONICS PLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2015

(In thousands, excluding share and per share amounts)

	Historical
	Cardtronics plc	DirectCash Payments Inc. - USD (5)	Pro Forma Adjustments (3)	Notes	Pro Forma Combined
Revenues:
ATM operating revenues	$1,134,021	$221,947	$—		$1,355,968
ATM product sales and other revenues	66,280	33,411	—		99,691
Total revenues	1,200,301	255,358	—		1,455,659
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below)	720,925	151,840	—		872,765
Cost of ATM product sales and other revenues	62,012	13,343	—		75,355
Total cost of revenues	782,937	165,183	—		948,120
Gross profit	417,364	90,175	—		507,539
Operating expenses:
Selling, general, and administrative expenses	140,501	41,669	—		182,170
Acquisition and divestiture-related expenses	27,127	—	—		27,127
Depreciation and accretion expense	85,030	14,835	307	(d)	100,172
Amortization of intangible assets	38,799	30,050	(9,247)	(e)	59,602
Gain on disposal of assets	(14,010)	—	—		(14,010)
Total operating expenses	277,447	86,554	(8,940)		355,061
Income from operations	139,917	3,621	8,940		152,478
Other expense:
Interest expense, net	19,451	11,861	(1,066)	(a)	30,246
Amortization of deferred financing costs and note discount	11,363	2,285	(2,137)	(b)	11,511
Other expense	3,780	3,356	—		7,136
Total other expense	34,594	17,502	(3,203)		48,893
Income (loss) before income taxes	105,323	(13,881)	12,143		103,585
Income tax expense (benefit)	39,342	(9,287)	3,505	(i)	33,560
Net income (loss)	65,981	(4,594)	8,638		70,025
Net loss attributable to noncontrolling interests	(1,099)	—	—		(1,099)
Net income (loss) attributable to controlling interests and available to common stockholders	$67,080	$(4,594)	$8,638		$71,124

Net income per common share – basic	$1.50				$1.59
Net income per common share – diluted	$1.48				$1.57

Weighted average shares outstanding – basic	44,796,701				44,796,701
Weighted average shares outstanding – diluted	45,368,687				45,368,687

See accompanying notes to unaudited pro forma condensed combined financial statements.

CARDTRONICS PLC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)         Description of Transaction and Basis of Pro Forma Presentation

On January 6, 2017, Cardtronics Holdings Limited (“Holdings”), a private company incorporated under English law and a wholly owned subsidiary of Cardtronics plc (the “Company”), completed the acquisition pursuant to the terms and conditions of the Arrangement Agreement (the “Arrangement”) between Holdings and DirectCash Payments Inc. (“DCP”) dated October 3, 2016 (the “Acquisition”). The Acquisition was affected by means of a statutory plan of arrangement under the Business Corporations Act (Alberta, Canada). As part of the Arrangement, a newly formed wholly-owned subsidiary of Holdings acquired all the issued and outstanding common shares of DCP and DCP became a wholly-owned indirect subsidiary of the Company. In connection with the closing of the Acquisition, each holder of DCP common shares received purchase consideration equal to Canadian Dollars (“CAD”) $19.00 in cash per common share and the Company repaid third party indebtedness of DCP, the combined aggregate of which represented a total transaction value of approximately $464 million USD, net of estimated cash acquired and excluding transaction-related costs. The total amount paid for the Acquisition at closing was financed with cash on hand and borrowings under the Company’s amended revolving credit facility.

(2)         Preliminary Acquisition Accounting

The unaudited pro forma condensed combined financial statements reflect a total purchase consideration and liabilities assumed of approximately $658 million CAD (approximately $500 million USD as of September 30, 2016), inclusive of fees to retire DCP outstanding indebtedness. The Company has performed a preliminary allocation of the purchase consideration, but has not yet completed its purchase accounting as it is still in the process of determining the fair values for several classes of assets and liabilities. This purchase consideration has been preliminarily allocated as follows, as if the transaction closed on September 30, 2016:

(In USD)
(In thousands)
Cash and cash equivalents	$19,792
Accounts and notes receivable, net	10,877
Inventory, net	967
Restricted cash	9,128
Prepaid expenses, deferred costs, and other current assets	3,135
Property and equipment, net	64,390
Intangible assets, net	167,336
Goodwill	310,310
Deferred tax asset, net	6,752
Prepaid expenses, deferred costs, and other noncurrent assets	2,057
Total assets acquired	$594,744

Current portion of other long-term liabilities	3,463
Accounts payable and other accrued and current liabilities	42,631
Long-term debt	—
Asset retirement obligations	5,721
Deferred tax liability, net	39,133
Other long-term liabilities	3,703
Total liabilities assumed	$94,651

Net assets acquired	$500,093

In accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), the Acquisition has been accounted for as a business combination using the purchase method under the provisions of Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under ASC 805, all assets acquired and liabilities assumed are recorded at their fair value as of the Acquisition date. For purposes of the pro forma financial statements, the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of DCP are based on preliminary estimates of fair value as of September 30, 2016. Any excess of the purchase consideration over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill. Estimates of useful lives and estimated fair values of tangible and amortizable intangible assets will be finalized after the Company reviews all available data including, but not limited to, appraisals and internal assessments, and additionally has confirmed clearance from the U.K. Competition Markets Authority (“CMA”) with respect to the U.K. operations of DCP. As a result, the final allocation of the excess purchase consideration over the fair value of the identifiable net assets acquired could differ from what is presented herein.

(3)         Pro Forma Adjustments

(a)         Long-term debt

The historical long-term debt balances, net of deferred financing costs, of DCP were eliminated as of September 30, 2016 as these amounts were satisfied on the Acquisition date in accordance with the terms of the Arrangement.

To fund the Acquisition and the related repayment of the DCP indebtedness, the Company borrowed a total of $484.1 million prior to the close of the transaction on January 6, 2017. These borrowings were made under the Company’s amended revolving credit facility and the remainder of the purchase consideration was paid using cash on hand, or approximately $15.3 million, accounting for the U.S. dollar purchase price paid using a September 30, 2016 exchange rate. The interest rate shown below represents the interest rate effective as of the Acquisition date; however, the applicable rate on the amended revolving credit facility is variable based on a floating interest rate index and a fixed spread. The pro forma adjustments made to current and long-term debt and interest expense are as follows:

			Pro Forma Interest Expense
	Principal Balance	Interest Rate	For the Nine Months Ended September 30, 2016	For the Year Ended December 31, 2015
	(In thousands)		(In thousands)
Amended revolving credit facility - USD denominated	$484,100	2.23%	$8,095	$10,795
Total	$484,100		$8,095	$10,795

Elimination of historical DCP balance	(222,903)		(11,177)	(11,861)
Pro forma adjustment	$261,197		$(3,082)	$(1,066)

A variance of 1/8 percent from the above interest rate would have affected the pro forma interest expense by approximately $0.5 million and approximately $0.6 million for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively.

(b)         Deferred financing costs

In connection with the $484.1 million in incremental borrowings described in note (a) Long-term debt above, the Company incurred deferred financing costs of approximately $675 thousand to amend its revolving credit facility. The pro forma adjustment made to deferred financing costs and amortization of deferred financing costs (using the straight-line method) are as follows:

			Pro Forma Amortization
	Amount of Deferred Financing Cost	Estimated Amortization Period	For the Nine Months Ended September 30, 2016	For the Year Ended December 31, 2015
	(In thousands)		(In thousands)
Deferred financing costs related to the amended revolving credit facility	$675	4.5 years	$111	$148
Elimination of historical DCP deferred financing cost amortization			(166)	(2,285)
Pro forma adjustment			$(55)	$(2,137)

Consistent with the Company’s accounting policy, DCP classified the deferred financing costs related to its long-term debt in the Long-term debt line item. The elimination of the historical DCP balance in note (a) Long-term debt results in the pro forma elimination of the unamortized deferred financing costs pertaining to the DCP long-term debt.

(c)          Inventory

The fair value of the inventory acquired has been preliminarily estimated as follows:

Estimated Fair Value
(In thousands)
Inventory	$967
Elimination of historical DCP balance	(782)
Pro forma adjustment	$185

(d)         Property and equipment

The fair value of property and equipment acquired and the related incremental depreciation (using the straight-line method) have been preliminarily valued as follows:

			Pro Forma Depreciation
	Estimated Fair Value	Estimated Useful Lives	For the Nine Months Ended September 30, 2016	For the Year Ended December 31, 2015
	(In thousands)		(In thousands)
ATMs and other property and equipment	$64,390	4-5 years	$11,132	$15,142
Elimination of historical DCP net carrying value	(63,512)		(10,743)	(14,835)
Pro forma adjustment	$878		$389	$307

Due to the preliminary nature of the purchase consideration allocation, the final allocation will likely vary. An increase or decrease of 10% in the fair value of the acquired property and equipment would result in a change in the depreciation expense of approximately $1.1 million and approximately $1.5 million for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively.

(e)          Goodwill and Intangible assets, excluding deferred financing costs

The historical goodwill balance of DCP was eliminated as of September 30, 2016 and the goodwill resulting from the transaction, as calculated in Note 2. Preliminary Acquisition Accounting above, was recorded.

The estimated fair value of identified amortizable intangible assets, excluding deferred financing costs, that were recorded and the related amortization (using the straight-line method) are as follows:

			Pro Forma Amortization
	Estimated Fair Value	Estimated Useful Lives	For the Nine Months Ended September 30, 2016	For the Year Ended December 31, 2015
	(In thousands)		(In thousands)
Customer contracts	$154,280	7 years	$13,668	$18,703
Trade names	13,056	5 years	1,535	2,100
Total	$167,336		$15,203	$20,803

Elimination of historical DCP balance	(62,578)		(21,737)	(30,050)
Pro forma adjustment	$104,758		$(6,534)	$(9,247)

Due to the preliminary nature of the purchase consideration allocation, the final allocation will likely vary. An increase or decrease of 10% in the fair value of the acquired intangible assets would result in a change in the amortization expense of $1.5 million and approximately $2.1 million for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively.

Under U.S. GAAP, identifiable intangible assets are required to be separately identified and determined to be indefinite-lived or definite-lived subject to amortization over an estimated useful life using a systematic and rational method to match the pattern of use of the asset. Identifiable indefinite-lived intangible assets are required to be tested at least annually for impairment or more frequently as events may trigger a need for an impairment analysis. The amounts eliminated above represent the historical DCP intangible balance and the amortization that was recorded by DCP in the respective periods as these amounts are replaced by the estimated fair values and amortization of the newly identified intangible assets in connection with the Acquisition.

(f)            Asset retirement obligations

Historically, DCP did not record a liability for its asset retirement obligations (“AROs”). However, the Company believes that these costs are probable based on its experience and expectations; therefore, consistent with the Company’s accounting policy, a preliminary ARO estimate of approximately $5.7 million was recognized in the pro forma condensed combined balance sheets for the estimated cost to deinstall the acquired ATMs and restore the ATM sites to their original condition. The estimated value of accretion of the liabilities from their present value to future value in the periods presented is insignificant.

(g)         Transaction costs

No transaction costs were expensed for the year ended December 31, 2015 related to the Acquisition. For the nine months ended September 30, 2016, the Company incurred $1.3 million in transaction costs directly attributable to the Acquisition, which have been eliminated from the pro forma condensed combined statements of operations.

(h)         Stockholders’ equity

The following pro forma adjustments were made to stockholders’ equity as of September 30, 2016:

(In thousands)
Elimination of historical DCP stockholders’ equity	$(35,149)
Additional transaction costs incurred (see note (g) above)	1,329
Total adjustments to equity as of September 30, 2016	$(33,820)

(i)            Income tax provision

The following estimated statutory rates for each country were used to calculate the income tax provision adjustment for the effects of pro forma adjustments on the pro forma condensed combined statements of operations:

	Statutory Income Tax Rates
	For the Nine Months Ended September 30, 2016	For the Year Ended December 31, 2015
United States	35.00%	35.00%
United Kingdom	19.25%	20.00%
Canada	26.50%	26.50%
Australia	30.00%	30.00%

Using the statutory rates applicable to the pro forma adjustments by jurisdiction, the income tax provision adjustments reflect a blended rate of 27.8% and 28.9% for the nine months ended September 30, 2016 and year ended December 31, 2015, respectively. The pro forma condensed combined balance sheets reflect a current deferred tax liability of approximately $7.2 million and a long-term deferred tax liability of approximately $29.0 million established relative to the fair value adjustments applied to the property and equipment and finite-lived intangible assets.

(4)         Pro Forma Earnings per Share

The Company reports its earnings per share under the two-class method. Under this method, potentially dilutive securities are excluded from the calculation of diluted earnings per share (as well as their related impact on the net income available to common stockholders) when their impact on net income available to common stockholders is anti-dilutive. Potentially dilutive securities for the nine months ended September 30, 2016 and for the year ended December 31, 2015 included all outstanding stock options, restricted stock awards (“RSAs”), and restricted stock units (“RSUs”), which were included in the calculation of pro forma diluted earnings per share for these periods, if dilutive. The potentially dilutive effect of outstanding warrants and the underlying shares exercisable under the Company’s $287.5 million of 1.00% Convertible Senior Notes due 2020 (the “Convertible Notes”) were excluded from diluted shares outstanding because the exercise price exceeded the average market price of the Company’s common stock. The effect of the note hedge the Company purchased to offset the underlying conversion option embedded in the Convertible Notes was also excluded, as the effect is anti-dilutive.

Additionally, the shares of restricted stock issued by the Company under RSAs have a non-forfeitable right to cash dividends, if and when declared by the Company. Accordingly, restricted shares issued under RSAs are considered to be participating securities, and, as such, the Company has allocated the undistributed pro forma earnings for the nine months ended September 30, 2016 and for the year ended December 31, 2015 among the Company’s outstanding shares of common stock and issued but unvested restricted shares, as follows:

Pro Forma Earnings per Share (in thousands, excluding share and per share amounts):

	For the Nine Months Ended September 30, 2016			For the Year Ended December 31, 2015
	Pro Forma Income	Pro Forma Weighted Average Shares Outstanding	Pro Forma Earnings per Share	Pro Forma Income	Pro Forma Weighted Average Shares Outstanding	Pro Forma Earnings per Share
Basic:
Pro forma net income attributable to controlling interests and available to common stockholders	$67,472			$71,124
Less: Pro forma undistributed earnings allocated to unvested RSAs	(36)			(99)
Pro forma net income available to common stockholders	$67,436	45,175,604	1.49	$71,025	44,796,701	1.59

Diluted:
Effect of dilutive securities:
Add: Pro forma undistributed earnings allocated to restricted shares	$36			$99
Stock options added to the denominator under the treasury stock method		29,451			63,657
RSUs added to the denominator under the treasury stock method		560,180			508,329
Less: Pro forma undistributed earnings reallocated to RSAs	(35)			(98)
Pro forma net income available to common stockholders and assumed conversions	$67,437	45,765,235	$1.47	$71,026	45,368,687	$1.57

The computation of pro forma diluted earnings per share excluded potentially dilutive common shares related to restricted stock awards of 12,920 and 31,005 shares for the nine months ended September 30, 2016 and for the year ended December 31, 2015, respectively, because the effect of including these shares in the computation would have been anti-dilutive.

(5)         Conforming Accounting and Foreign Currency Exchange Rates

The Company prepares its financial statements in accordance with its accounting policies and U.S. GAAP. DCP prepared its financial statements in accordance with its accounting policies and IFRS. For purposes of the unaudited pro forma condensed combined financial statements, DCP’s historical financial statements have been reclassified and adjusted to conform to the Company’s accounting policies and presentation under U.S. GAAP.

The DCP historical financial statements are presented in CAD. Within these unaudited condensed combined pro forma financial statements, all amounts in CAD have been translated using the CAD to USD foreign currency exchange rates in effect as of and during the reported periods.

The following table presents the foreign currency exchange rates that were used to prepare these unaudited pro forma condensed combined financial statements:

CAD to USD Foreign Currency Exchange Rates
As of September 30, 2016	0.76
For the nine months ended September 30, 2016	0.76
For the year ended December 31, 2015	0.78

The following tables present the conforming accounting adjustments and foreign currency exchange rate translation applied to the DCP historical financial statements.

DIRECTCASH PAYMENTS INC.

UNAUDITED BALANCE SHEETS

(In thousands)

	As of September 30, 2016
	Reporting Currency - CAD					USD
	Historical DirectCash Payments Inc.		Conforming Accounting Adjustments		Adjusted DirectCash Payments Inc.	Adjusted DirectCash Payments Inc.
ASSETS
Current assets:
Cash and cash equivalents	$26,042		$—		$26,042	$19,792
Accounts and notes receivable, net	14,312		—		14,312	10,877
Inventory, net	22,201		(21,173)	(1)	1,028	782
Restricted cash	12,011	(A)	—		12,011	9,128
Prepaid expenses, deferred costs, and other current assets	4,125		—		4,125	3,135
Total current assets	78,691		(21,173)		57,518	43,714
Property and equipment, net	62,396		21,173	(1)	83,569	63,512
Intangible assets, net	82,339		—		82,339	62,578
Goodwill	173,887		—		173,887	132,154
Deferred tax asset, net	8,884		—		8,884	6,752
Prepaid expenses, deferred costs, and other noncurrent assets	2,707		—		2,707	2,057
Total assets	$408,904		$—		$408,904	$310,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$4,556		$—		$4,556	$3,463
Accounts payable and other accrued and current liabilities	46,563		—		46,563	35,388
Total current liabilities	51,119		—		51,119	38,851
Long-term liabilities:
Long-term debt	293,293		—		293,293	222,903
Deferred tax liability, net	13,370		—		13,370	10,161
Other long-term liabilities	4,873		—		4,873	3,703
Total liabilities	362,655		—		362,655	275,618
Total stockholders’ equity	46,249		—		46,249	35,149
Total liabilities and stockholders’ equity	$408,904		$—		$408,904	$310,767

(A)       The Restricted cash line item on the Company’s consolidated balance sheets consists of amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers. The Restricted cash line item presented above includes the “Cash in circulation” line item reported in the DCP unaudited balance sheets as of September 30, 2016, which consists of currency used as ATM vault cash and located in the DCP ATMs, as well as cash owed to settlement networks and service providers.

Conforming Accounting Adjustments — Unaudited Balance Sheets

(1)         The “Inventories” balance presented in the DCP unaudited balance sheets as of September 30, 2016, includes ATMs assets that are expected to be deployed and not otherwise sold or consumed. This conforming accounting adjustment presents the reclassification of these amounts to the Property and equipment, net line item to conform to the Company’s accounting policy.

DIRECTCASH PAYMENTS INC.

UNAUDITED STATEMENTS OF OPERATIONS

(In thousands)

	For the Nine Months Ended September 30, 2016
	Reporting Currency - CAD					USD
	Historical DirectCash Payments Inc.		Conforming Accounting Adjustments		Adjusted DirectCash Payments Inc.	Adjusted DirectCash Payments Inc.
Revenues:
ATM operating revenues	$179,713		$37,708	(1)	$217,421	$165,240
ATM product sales and other revenues	31,429		—		31,429	23,886
Total revenues	211,142		37,708		248,850	189,126
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below)	100,037		54,237	(1)(2)(3)(4)	154,274	117,248
Cost of ATM product sales and other revenues	12,177		—		12,177	9,255
Total cost of revenues	112,214		54,237		166,451	126,503
Gross profit	98,928		(16,529)		82,399	62,623
Operating expenses:
Selling, general, and administrative expenses	49,976	(A)	(18,771)	(2)(3)	31,205	23,716
Acquisition and divestiture-related expenses	1,801		—		1,801	1,369
Depreciation and accretion expense	13,516		620	(4)	14,136	10,743
Amortization of intangible assets	28,601		—		28,601	21,737
Total operating expenses	93,894		(18,151)		75,743	57,565
Income from operations	5,034		1,622		6,656	5,058
Other expense:
Interest expense, net	15,182	(B)	(475)	(5)	14,707	11,177
Amortization of deferred financing costs and note discount	—		218	(5)	218	166
Other (income) expense	(403)	(C)	257	(5)	(146)	(111)
Total other expense	14,779		—		14,779	11,232
(Loss) income before income taxes	(9,745)		1,622		(8,123)	(6,174)
Income tax (benefit) expense	(4,271)		367	(4)	(3,904)	(2,967)
Net (loss) income available to common stockholders	$(5,474)		$1,255		$(4,219)	$(3,207)

(A)       The Selling, general and administrative expenses line item presented above includes the “Personnel expenses,” “Vault cash rental costs,” and “Other expenses” line items reported in the DCP unaudited statements of operations for the nine months ended September 30, 2016.

(B)       The Interest expense, net line item presented above includes the “Finance costs” line item reported in the DCP unaudited statements of operations for the nine months ended September 30, 2016.

(C)       The Other (income) expense line item presented above includes the “Realized loss on foreign exchange” and “Unrealized loss on foreign exchange” line items reported in the DCP unaudited statement of operations for the nine months ended September 30, 2016.

Conforming Accounting Adjustments — Unaudited Statements of Operations for the nine months ended September 30, 2016

(1)         This conforming accounting adjustment is intended to recognize certain surcharge revenues on a gross basis (i.e. not reduced by merchant commission payments), consistent with the Company’s accounting policies and U.S. GAAP. DCP has historically recognized the revenues associated with a subset of their contracts net of the associated merchant commissions.

(2)         DCP presents “Vault cash rental costs” separately from the “Cost of sales” line item on its unaudited statements of operations. This conforming adjustment reclassifies $7.9 million CAD, for the nine months ended September 30, 2016, from a separate line item on the DCP unaudited statements of operations into the Cost of ATM operating revenues line item above to conform to the Company’s reporting presentation.

(3)         DCP presents “Personnel expenses” and “Other expenses” separately from the “Cost of sales” line item on its unaudited statements of operations. This conforming accounting adjustment reclassifies certain personnel and other expenses that are attributable to ATM Operations from their classification in Selling, general and administrative expenses to Cost of ATM operating revenues, during the nine months ended September 30, 2016. These costs include the direct cost of operations personnel and other expenses directly related to operations.

(4)         DCP does not capitalize ATM deployment costs, but rather expenses those as incurred. This conforming accounting adjustment is presented net of the capitalization of approximately $1.6 million CAD of ATM deployment costs incurred during the nine months ended September 30, 2016. The associated tax impact was a tax benefit of approximately $0.4 million CAD. In addition, DCP does not recognize asset retirement obligations related to its ATM placements. This conforming accounting adjustment reclassifies approximately $0.6 million CAD of estimated deinstall costs incurred during the nine months ended September 30, 2016 to depreciation to conform to the Company’s accounting policies.

(5)         The “Finance costs” presented in Interest expense, net in the DCP financial statements included $0.3 million CAD of realized and unrealized losses on undesignated interest rate swaps and $0.2 million CAD of amortization of deferred financing costs. This conforming accounting adjustment reclassifies these amounts into the Other (income) expense and Amortization of deferred financing costs and note discount line items, during the nine months ended September 30, 2016, to conform to the Company’s accounting policies.

DIRECTCASH PAYMENTS INC.

UNAUDITED STATEMENTS OF OPERATIONS

(In thousands)

	For the Year Ended December 31, 2015
	Reporting Currency - CAD					USD
	Historical DirectCash Payments Inc.		Conforming Accounting Adjustments		Adjusted DirectCash Payments Inc.	Adjusted DirectCash Payments Inc.
Revenues:
ATM operating revenues	$240,878		$43,669	(1)	$284,547	$221,947
ATM product sales and other revenues	42,835		—		42,835	33,411
Total revenues	283,713		43,669		327,382	255,358
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below)	130,640		64,027	(1)(2)(3)(4)	194,667	151,840
Cost of ATM product sales and other revenues	17,106		—		17,106	13,343
Total cost of revenues	147,746		64,027		211,773	165,183
Gross profit	135,967		(20,358)		115,609	90,175
Operating expenses:
Selling, general, and administrative expenses	68,807	(A)	(22,870)	(2)(3)	45,937	35,831
Litigation settlement	7,485		—		7,485	5,838
Depreciation and accretion expense	18,312		707	(4)	19,019	14,835
Amortization of intangible assets	38,525		—		38,525	30,050
Total operating expenses	133,129		(22,163)		110,966	86,554
Income from operations	2,838		1,805		4,643	3,621
Other expense:
Interest expense, net	19,547	(B)	(4,341)	(5)	15,206	11,861
Amortization of deferred financing costs and note discount	—		2,929	(5)	2,929	2,285
Other expense	2,891	(C)	1,412	(5)	4,303	3,356
Total other expense	22,438		—		22,438	17,502
(Loss) income before income taxes	(19,600)		1,805		(17,795)	(13,881)
Income tax (benefit) expense	(12,331)		425	(4)	(11,906)	(9,287)
Net (loss) income available to common stockholders	$(7,269)		$1,380		$(5,889)	$(4,594)

(A)       The Selling, general and administrative expenses line item presented above includes the “Personnel expenses,” “Vault cash rental costs,” and “Other expenses” line items reported in the DCP unaudited statements of operations for the year ended December 31, 2015.

(B)       The Interest expense, net line item presented above includes the “Finance costs” line item reported in the DCP unaudited statements of operations for the year ended December 31, 2015.

(C)       The Other expense line item presented above includes the “Realized loss on foreign exchange” and “Unrealized loss on foreign exchange” line items reported in the DCP unaudited statements of operations for the year ended December 31, 2015.

Conforming Accounting Adjustments — Unaudited Statements of Operations for the year ended December 31, 2015

(1)         This conforming accounting adjustment is intended to recognize certain surcharge revenues on a gross basis (i.e. not reduced by merchant commission payments), consistent with the Company’s accounting policies and U.S. GAAP. DCP has historically recognized the revenues associated with a subset of their contracts net of the associated merchant commissions.

(2)         DCP presents “Vault cash rental costs” separately from the “Cost of sales” line item on its unaudited statements of operations. This conforming adjustment reclassifies $10.0 million CAD, for the year ended December 31, 2016, from a separate line item on the DCP unaudited statements of operations into the Cost of ATM operating revenues line item above to conform to the Company’s reporting presentation.

(3)         DCP presents “Personnel expenses” and “Other expenses” separately from the “Cost of sales” line item on its unaudited statements of operations. This conforming accounting adjustment reclassifies certain personnel and other expenses that are attributable to ATM Operations from their classification in Selling, general and administrative expenses to Cost of ATM operating revenues, during the year ended December 31, 2015. These costs include the direct cost of operations personnel and other expenses directly related to operations.

(4)         DCP does not capitalize ATM deployment costs, but rather expenses those as incurred. This conforming accounting adjustment is presented net of the capitalization of approximately $1.8 million CAD of ATM deployment costs incurred during the year ended December 31, 2015. The associated tax impact was a tax benefit of approximately $0.4 million CAD. In addition, DCP does not recognize asset retirement obligations related to its ATM placements. This conforming accounting adjustment reclassifies approximately $0.7 million CAD of estimated deinstall costs incurred during the year ended December 31, 2015 to depreciation to conform to the Company’s accounting policies.

(5)         The “Finance costs” presented in Interest expense, net in the DCP financial statements included $1.4 million CAD of realized and unrealized losses on undesignated interest rate swaps and $2.9 million CAD of amortization of deferred financing costs. This conforming accounting adjustment presents the reclassification of these amounts into the Other expense and Amortization of deferred financing costs and note discount line items, during the year ended December 31, 2015, to conform to the Company’s accounting policies.